Exhibit 99.2

PRO FORMA FINANCIAL INFORMATION
BLOUNT INTERNATIONAL, INC. AND SUBSIDIARIES
PRO FORMA CONSOLIDATED BALANCE SHEET AS OF SEPTEMBER 30, 2001 (UNAUDITED)


                                                                        Pro Forma Adjustments
                                                                        ---------------------
(Dollar amounts in millions, except per share data)        Historical    SEG (a)    Other       Pro Forma
---------------------------------------------------------  ----------    --------  --------     ---------
Assets
---------------------------------------------------------  ----------    --------  --------     ---------
Current assets:
  Cash and cash equivalents                                 $   35.0     $    0.7  $   28.4 (b) $    62.7
  Accounts receivable, net of allowance for
  doubtful accounts of $4.9                                    151.7         56.2                    95.5
  Inventories                                                  138.5         66.5                    72.0
  Deferred income taxes                                         38.3                   (4.0)(c)      34.3
  Other current assets                                          12.2          0.6                    11.6
---------------------------------------------------------   --------     --------  --------     ---------
    Total current assets                                       375.7        124.0      24.4         276.1
Property, plant and equipment, net of accumulated
depreciation of $261.4                                         167.4         69.8                    97.6
Cost in excess of net assets of acquired businesses, net       126.5         49.1                    77.4
Other assets                                                    50.3          0.9      20.1 (b)      69.5
---------------------------------------------------------   --------     --------  --------     ---------
Total Assets                                                $  719.9     $  243.8  $   44.5     $   520.6
=========================================================   ========     ========  ========     =========

Liabilities and Stockholders' Equity (Deficit)
---------------------------------------------------------   --------     --------  --------     ---------
Current liabilities:
  Notes payable and current maturities of long-term debt    $  868.7               $ (170.5)(b) $   698.2
  Accounts payable                                              35.1     $   14.5                    20.6
  Accrued expenses                                              86.0         20.2      29.6 (b)      95.4
---------------------------------------------------------   --------     --------  --------     ---------
    Total current liabilities                                  989.8         34.7    (140.9)        814.2
Long-term debt, exclusive of current maturities                 14.8                                 14.8
Deferred income taxes, exclusive of current portion              4.0                   (4.0)(c)
Other liabilities                                               42.5          6.1                    36.4
---------------------------------------------------------   --------     --------  --------     ---------
    Total liabilities                                        1,051.1         40.8    (144.9)        865.4
---------------------------------------------------------   --------     --------  --------     ---------
Commitments and Contingent Liabilities
---------------------------------------------------------   --------     --------  --------     ---------
Stockholders' equity (deficit):
Common stock:  par value $.01 per share, 100,000,000 shares
  authorized, 30,795,882 outstanding                             0.3                                  0.3
Capital in excess of par value of stock                        424.3                                424.3
Retained earnings (deficit)                                   (761.7)       203.0     189.4 (b)    (775.3)
Accumulated other comprehensive income                           5.9                                  5.9
---------------------------------------------------------   --------     --------  --------     ---------
    Total stockholders' equity (deficit)                      (331.2)       203.0     189.4        (344.8)
---------------------------------------------------------   --------     --------  --------     ---------
Total Liabilities and Stockholders' Equity (Deficit)        $  719.9     $  243.8  $   44.5     $   520.6
=========================================================   ========     ========  ========     =========
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(a)  Reflects the elimination of assets sold and liabilities assumed in connection with the sale of the Company's Sporting Equipment Group (SEG)
     to ATK.

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(b)  To record the reduction in debt of $170.5 million from the proceeds of the SEG sale, the reduction of associated accrued interest payable of $2.2 million, related deferred financing costs of $4.9 million, and the unpaid transaction fees of $31.8 million, as well as the establishment of $25 million cash escrow for certain indemnification liabilities in connection with the SEG sale. The deferred financing costs of $4.9 million and a repayment penalty of $3.4 million have been classified as an extraordinary loss and adjusted accordingly to retained earnings on an after-tax basis.

     Gross proceeds from the sale of ATK stock of $236.7 million were reduced by the establishment of a $25.0 million cash escrow, estimated post-closing adjustments of $10.5 million, taxes of $13.8 million, underwriting expenses of $5.1 million, and other anticipated expenses of $11.8 million to arrive at net proceeds of $170.5 million.

(c)  To record effect on deferred taxes related to the SEG sale.


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